UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: June 20, 2014

(Date of earliest event reported)

ADS Waste Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road

Ponte Vedra, Florida 32801

(Address of principal executive offices and zip code)

(904) 737-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, ADS Waste Holdings, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Charles C. Appleby, the Company’s Chief Executive Officer, who had previously notified the Board of Directors of the Company (the “Board of Directors”) of his intention to retire as Chief Executive Officer.

Pursuant to the terms of the Agreement, effective as of June 30, 2014 (the “Retirement Date”), Mr. Appleby will cease to serve as the Company’s Chief Executive Officer. Mr. Appleby will remain a member of the Board of Directors, but will step down as Chairman. Effective July 1, 2014, Mr. Appleby will continue to provide limited services as a consultant to the Company for an initial term of one year, which will automatically renew for successive one-year terms, unless terminated by either party upon 60 days’ prior written notice.

Other retirement compensation and benefits that Mr. Appleby is currently entitled to under his employment agreement with the Company, dated November 20, 2012, will remain in effect.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Letter Agreement with Charles C. Appleby, dated June 20, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS WASTE HOLDINGS, INC.

	By:	/s/ Scott Friedlander
	Name:	Scott Friedlander
	Title:	Vice President, General Counsel and Secretary
Dated: June 26, 2014

Exhibit Index

Number and Description of Exhibit

(10.1)	Letter Agreement with Charles C. Appleby, dated June 20, 2014.

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